UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2010

THE GORMAN-RUPP COMPANY
 (Exact name of registrant as specified in its charter)

Ohio	1-6747	34-0253990
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 South Airport Road, Mansfield, Ohio	44903
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 755-1011

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     On September 24, 2010, The Gorman-Rupp Company (the “Company”) entered into a Loan Agreement (the “Loan Agreement”), effective as of September 24, 2010 (the “Closing Date”), with JP Morgan Chase Bank , N.A. (the “Bank”) with respect to an unsecured loan for an amount of $35,000,000 (the “Loan”). The proceeds from the Loan will be used to finance the previously-announced planned acquisition of the assets and certain liabilities of National Pump Company, LLC. A copy of the Company’s press release announcing the planned acquisition is attached as Exhibit 99 to this report. The Loan bears interest at a variable rate equal to LIBOR plus 75 basis points, adjustable and payable monthly. Subject to any review and extension thereof, the Loan will mature on November 30, 2011. The Company’s obligations under the Loan Agreement may be accelerated upon the occurrence of customary events of default; failure to comply with various customary compliance covenants and conditions contained in the Loan Agreement; cessation of Company operations; or a change of control.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
(99) News Release dated August 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY

By /s/David P. Emmens
David P. Emmens
Corporate Counsel and Secretary

September 27, 2010

EXHIBIT INDEX

Exhibit

Page

(99) News Release dated August 31, 2010
5

4